                                                                  Exhibit 4(ppp)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP:                      MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
                  (NEW PESO-LINKED NOTE DUE FEBRUARY 9, 1995)


PRINCIPAL AMOUNT:  TEN MILLION DOLLARS ($10,000,000)

MERRILL LYNCH & CO., INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Redemption Amount (as defined herein), if any, subject to the terms and conditions set forth herein, on February 9, 1995 (the "Maturity Date"), and to pay interest on the Principal Amount hereof (as indicated above) from February 9, 1994, at a rate per annum equal to 5.2%, until the Principal Redemption Amount is paid or made available for payment. Interest will be computed on the basis of the actual number of days for which interest has accrued with respect to this Note divided by 360. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date shall, as provided in the Indenture referred to on the reverse hereof, be paid to the Person to whom the Principal Redemption Amount, if any, is payable.

    If the Maturity Date falls on a day that is not a Business Day, the required payment due on such date may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date and no interest shall accrue with respect to such payment for the period from and after the Maturity Date.

    This Note is issuable only in fully registered form without coupons in denominations of $5,000,000 and $10,000,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, as requested by the Holder surrendering the same.

    This Note is not subject to redemption by the Company prior to the Maturity Date.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    This Note is one of the series of Medium-Term Notes, Series B.

    Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                          MERRILL LYNCH & CO., INC.

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated
[Copy of Seal]
therein referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, N.A., as Trustee            By:
                                                                  Treasurer


By:                                                   Attest:
    Authorized Officer                                            Secretary

                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
                  (NEW PESO-LINKED NOTE DUE FEBRUARY 9, 1995)


    This Medium-Term Note, Series B is one of a duly authorized issue of securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of October 1, 1993 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Medium-Term Notes, Series B (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as provided in the Indenture.

    The principal of this Note payable by the Company on the Maturity Date (the "Principal Redemption Amount") shall be determined by Merrill Lynch Capital Services, Inc. (the "Calculation Agent") on the Pricing Date (as defined below), and shall be the greater of:

(a)  U.S. dollar principal amount of this Note x (1 - Redemption Formula),  and
(b)  zero.

The "Redemption Formula" shall equal the greater of the following:

(a)  ((PSM - 3.4931)/PSM) X 4, and
(b)  zero.

    In the absence of manifest error, determinations by the relevant Calculation Agent shall be final and binding on the Company and the Holder of this Note.
    As used herein, the following terms and definitions apply:

    "Pricing Business Day" means a day other than a Saturday or Sunday which is not a day on which banking institutions in The City of New York or Mexico City are generally authorized or obligated by law, regulation or executive order to close.

    "Pricing Date" means a date which is two Pricing Business Days prior to the Maturity Date.

    "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $40,000,000 which have been obtained by the Calculation Agent from the Mexico City branches of Citibank, N.A., Banco Nacional de Mexico and Bancomer (the "Reference Banks"). If one or more of the Mexico City branches of the Reference Banks are not quoting exchange rates as described above by 1:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $40,000,000 which have been obtained by the Calculation Agent from the New York City branches of the Reference Banks. If one or more of the New York City branches of the Reference Banks are not quoting exchange rates as described above by 2:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $40,000,000 which have been obtained by the Calculation Agent from three major currency exchange rate market makers in The City of New York selected by the Calculation Agent. If the Calculation Agent is unable to obtain bid quotations from three major currency exchange rate market makers in The City of New York as described in the preceding sentence by 5:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $40,000,000 which have been obtained by the Calculation Agent from two major currency exchange rate market makers in The City of New York selected by the Calculation Agent. If the Calculation Agent is unable to obtain bid quotations from two major currency exchange rate market makers in The City of New York as described in the preceding sentence by 5:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the bid quotation of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $40,000,000 which has been obtained by the Calculation Agent from one major currency exchange rate market maker in The City of New York selected by the Calculation Agent.

    If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the Principal Redemption Amount of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such cases, the Principal Redemption Amount declared due and payable on the date of acceleration will be calculated as if such date of acceleration were the Maturity Date.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

    This Note is issuable only in registered form without coupons in denominations of U.S. $5,000,000,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.